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                                                                   EXHIBIT 10.35

                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT (the "Agreement") is entered into as of February 3, 2000, by and between Mattel, Inc., a Delaware corporation ("Lender") and Kevin M. Farr ("Borrower"). Borrower and Lender are sometimes referred to in this Agreement as a "Party" or, collectively, as the "Parties."

                                    RECITALS
                                    --------

          WHEREAS, Borrower desires to obtain from Lender a loan in the principal amount of Five Hundred Thousand Dollars ($500,000.00) (the "Loan"); and

          WHEREAS, as an additional incentive to retain Borrower in the employ of Lender for a period of at least three years from the date hereof, Lender desires to grant Borrower the Loan.

          NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

          1.  Loan Terms.
              ----------

             (a) Principal Amount.  Lender shall pay to the order of Borrower,
                 ----------------
on February 3, 2000, the principal sum of Five Hundred Thousand Dollars ($500,000.00) (the "Principal").

             (b) Interest.  Interest shall accrue on the outstanding Principal
                 --------
amount at the rate of seven percent (7%) per annum, compounded annually.

             (c) Promissory Note.  Borrower's obligation to repay the Loan shall
                 ---------------
be evidenced by a promissory note substantially in the form attached as Exhibit
                                                                        -------
A hereto (the "Note"). Borrower shall execute and deliver to Lender the Note
-
concurrently with execution and delivery of this Agreement.

             (d) Repayment.  Borrower shall pay to the order of Lender the
                 ---------
Principal and accrued interest under the Note on February 4, 2003, provided, however, that all Principal and accrued but unpaid interest shall become immediately due and payable thirty (30) days after the date of Borrower's termination of employment with Lender for any reason prior to February 4, 2003, unless Borrower commences arbitration with respect to the grounds for such termination of employment within such thirty (30) day period, in which case all Principal and accrued but unpaid interest shall be due and payable five (5) days after notice to Borrower of the entry of a final judgement in such arbitration. Interest shall continue to accrue during any such arbitration. The Loan shall be subject to forgiveness as provided below. The Loan shall be unsecured but with full recourse against Borrower.
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          (e) Forgiveness.  The Loan, and Borrower's obligation to repay all
              -----------
outstanding Principal and accrued interest thereunder, shall be forgiven and cancelled by Lender and the Note shall be cancelled on February 3, 2003 if Borrower is employed by Lender on February 3, 2003, or earlier upon the date of the termination of Borrower's employment with Lender prior to February 3, 2003 if such termination is by Lender without Cause (as defined below), by Borrower for Good Reason (as defined below) or by reason of Borrower's death or Disability (as defined below). In addition, if the Loan is forgiven pursuant to the preceding sentence and if Borrower is employed by Lender on February 3, 2003 and continues to be employed by Lender, on April 1, 2004, or such earlier date as Borrower shall be required to pay federal, state or local income taxes with respect to the forgiveness of the Loan, Lender shall pay Borrower an additional payment (the "Gross-Up Payment") in an amount required to fully reimburse Borrower with respect to all federal, state and local income taxes and employment taxes with respect to the forgiveness of the Loan and with respect to such taxes, such that upon receipt of the Gross-Up Payment Borrower shall have
no remaining obligations with respect to such taxes.   In addition, the Loan
shall be forgiven by Lender on the date of a Change of Control (as defined below) of Lender if Borrower is employed by Lender on such date and Lender shall pay Borrower the Gross-Up Payment with respect to the forgiveness of the Loan on April 1, of the year following the year of the Change of Control, or such earlier date as Borrower shall be required to pay federal, state or local income taxes with respect to the forgiveness of the Loan.

          (f) Definitions.  For purposes of this Agreement, the following terms
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shall have the meanings indicated below:

          "Cause" shall mean a reasonable determination of the Chief Executive Officer of Lender that at least one of the following has occurred: (i) one or more factually substantiated willful acts of dishonesty on Borrower's part which are intended to result in Borrower's substantial personal enrichment at the expense of Lender; (ii) repeated violations by Borrower of Borrower's employment obligations to Lender which are demonstrably willful and deliberate on Borrower's part and which resulted in material injury to Lender; (iii) conduct of a factually substantiated criminal nature (commonly defined as a "felony" in criminal statutes) which has or which is more likely than not to have a material adverse effect on Lender's reputation or standing in the community or on its continuing relationships with its customers or those who purchase or use its products; or (iv) factually substantiated fraudulent conduct in connection with the business or affairs of Lender, regardless of whether said conduct is designed to defraud Lender or others; provided that, in each case, Borrower has received written notice of the described activity, has been afforded a reasonable opportunity to cure or correct the activity described in the notice, and has failed to substantially cure, correct or cease the activity, as appropriate.

          "Change of Control" means:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Lender, including the shares of common stock of Lender issuable upon an exchange of Softkey Exchangeable Shares that are not owned by Lender or any corporation

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controlled by Lender (the "Outstanding Company Common Stock") or (ii) the
combined voting power of the then outstanding voting securities of Lender entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following shall not constitute a Change of Control: (a) any acquisition directly from Lender, (b) any acquisition by Lender or any corporation controlled by Lender, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Lender or any corporation controlled by Lender, (d) any acquisition by a Person of 20% of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities as a result of an acquisition of common stock of Lender by Lender or of Softkey Exchangeable Shares by Softkey which, by reducing the number of shares of common stock of Lender or Softkey Exchangeable Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial owner of 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by reason of a share acquisition by Lender or by Softkey as described above and shall, after such share acquisition by Lender or Softkey, become the beneficial owner of any additional shares of common stock of Lender, then such acquisition shall constitute a Change of Control or (e) any acquisition pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 4(d); provided, further, however, that for purposes of this subsection (i), any Investing Person (as such term is defined in the Rights Agreement) shall be deemed not to be a beneficial owner of any Investment Shares (as such term is defined in the Rights Agreement) and the holder of the Mattel Special Voting Preferred Share (as such term is defined in the Rights Agreement) shall be deemed not to be a beneficial owner of such Mattel Special Voting Preferred Share; or

          (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Lender's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as through such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) consummation by Lender of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Lender or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Lender or all or substantially all of Lender's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any employee benefit plan (or related trust) of Lender or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding share of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) approval by the shareholders of Lender of a complete liquidation or dissolution of Lender.

               "Disability" shall mean that Borrower suffers a disability due to illness or injury which substantially and materially limits Borrower from performing each of the essential functions of Borrower's job, even with reasonable accommodation and becomes entitled to receive disability benefits under Lender's Long-Term Disability Plan for exempt employees.

               "Good Reason" shall mean the good faith determination by Borrower that any one or more of the following have occurred:

               (i) without the express written consent of Borrower, any change(s) in any of the duties, authority, or responsibilities of Borrower which is (are) inconsistent in any substantial respect with Borrower's position, authority, duties, or responsibilities as of the date of this Agreement;

               (ii) any failure by Lender to pay Borrower Borrower's salary or earned bonuses, other than an insubstantial and inadvertent failure remedied by Lender promptly after receipt of notice thereof given by Borrower;

               (iii) any proposed termination by Lender of Borrower's employment other than as permitted by the employment agreement entered into by the Parties;

               (iv) any failure by Lender to obtain the assumption and agreement to perform the employment agreement entered into by the Parties by a successor as contemplated by such employment agreement; or

               (v) transferring Borrower outside of the greater Los Angeles, California area without Borrower's express written consent.

               "Rights Agreement" means the Rights Agreement, dated as of February 7, 1992, as amended by an amendment dated as of May 13, 1999 and an amendment dated as of November 4, 1999 by and between Lender and BankBoston N.A., a national banking association, formerly, The First National Bank of Boston, and not giving effect to any amendments subsequent to November 4, 1999.

              "Softkey" means Softkey Software Products Inc., an Ontario corporation.

              "Softkey Exchangeable Shares" means the Exchangeable Shares (as defined in the Rights Agreement) in the capital stock of Softkey.

          2.  Transfer of Notes.   Borrower shall not assign or transfer any of
              -----------------
Borrower's benefits or obligations arising under the Notes.   Lender reserves
the right to assign or transfer all or any part of, or any interest in, Lender's rights and benefits under this Agreement or the Note to any successor to all or part of its business or assets so long as any assignee or transferee expressly agrees to assume and perform this Agreement in the same manner and to the same extent as Lender would be required to perform if no such assignment or transfer had taken place.

          3.  Amendment; Waiver.  This Agreement and the Note contain the entire
              -----------------
agreement between the Parties with respect to the subject matter hereof and may be amended, modified or changed only by a written instrument executed by the Parties. No provision of this Agreement or the Note may be waived except by a writing executed and delivered by the Party sought to be charged. Any such written waiver will be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

          4.  Choice of Law.  This Agreement shall be construed in accordance
              -------------
with and governed by the internal laws of the State of California, without reference to principles of conflict of laws.

          5.  Headings.  The paragraph headings contained in this Agreement are
              --------
for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

          6.  Notices.  All notices and other communications hereunder shall be
              -------
in writing; shall be delivered by hand delivery to the other party or mailed by registered or certified mail, return receipt requested, postage prepaid; shall be deemed delivered upon actual receipt; and shall be addressed as follows:

          If to Lender:
          ------------
                                MATTEL, INC.
                                333 Continental Blvd.
                                El Segundo, CA 90245


          If to Borrower:
          --------------
                                Mr. Kevin M. Farr
                                MATTEL, INC.
                                333 Continental Blvd.
                                El Segundo, CA 90245

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

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

          7.  Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          8.  Severability.  If any provision in or obligation under this
              ------------
Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          9.  No Third-Party Beneficiary Rights.  The Parties do not intend to
              ---------------------------------
confer and this Agreement shall not be construed to confer any rights or benefits to any person, firm, group, corporation or entity other than the Parties.





                            [Signature Page Follows]

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

          IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties on the date first written above.


                                 LENDER



                                 By: /s/ Alan Kaye
                                     -----------------------------------
                                 Its:___________________________________



                                 BORROWER


                                 /s/ Kevin M. Farr
                                 _______________________________________
                                 Kevin M. Farr

                                   EXHIBIT A
                                   ---------

                                Promissory Note


$500,000.00                                        Date:  February 3, 2000

          Mattel, Inc. (herein referred to as "Holder") has agreed to advance to Kevin M. Farr (herein referred to as "Maker") on February 3, 2000, $500,000.00, and for said value received Maker promises to repay to the order of Holder, the principal sum of $500,000.00 on or before February 4, 2003. Maker shall owe to Holder interest on the principal sum in an amount equal to 7% per annum, commencing on February 3, 2000, compounded annually, payable with principal on February 4, 2003.

          If Maker fails to make any payment set forth above when due, Holder may elect to declare the entire unpaid principal amount, including all unpaid interest, immediately due and payable with or without notice.

          In the event of the termination of Maker's employment with Holder for any reason, all outstanding principal and accrued interest hereunder is immediately due and payable, with or without notice, thirty (30) days after the date of such termination unless Maker commences arbitration as provided in that certain Loan Agreement (the "Loan Agreement"), dated as of February 3, 2000, between Holder and Maker, unless this note and the loan it evidences shall have been cancelled and forgiven pursuant to the terms of the Loan Agreement.

          In the event of commencement of legal action to enforce payment of this note, the non-prevailing party agrees to pay the prevailing party's reasonable attorney's fees and court costs in connection therewith.



                                    By: /s/ Kevin M. Farr      2/10/2000
                                       ______________________________________
                                       Kevin M. Farr             Date

Witnessed by:

/s/ Alan Kaye            2/10/2000
_________________________________________
                           Date